UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2006
LEXAR MEDIA, INC.
(Exact name of the Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-31103	33-0723123
(Commission File Number)	(IRS Employer
Identification No.)

47300 Bayside Parkway, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)
(510) 413-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On May 31, 2006, Lexar Media, Inc. (“Lexar”) issued a press release announcing that the Superior Court of the State of California, County of Alameda has denied a motion for a preliminary injunction seeking to enjoin Lexar’s special meeting of stockholders. As a result, Lexar’s special meeting of stockholders to vote on the proposed merger with Micron Technology, Inc. will proceed as scheduled on June 2, 2006 at 8:00 a.m., PST, at the Fremont Marriott, 46100 Landing Parkway, Fremont, CA.
A copy of the press release is attached to this report as Exhibit 99.01 and is incorporated herein by reference.
Additional Information About the Merger and Where to Find It
Micron has filed a registration statement on Form S-4 (Registration No. 333-132757), as amended, containing a definitive proxy statement/prospectus and other relevant materials in connection with the proposed acquisition of Lexar by Micron. On May 4, 2006, the definitive proxy statement/prospectus was mailed to Lexar stockholders of record as of the close of business on April 28, 2006. Investors and security holders of Lexar are urged to read the definitive proxy statement/prospectus and the other relevant materials because they contain important information about Micron, Lexar and the proposed merger. The definitive proxy statement/ prospectus and other relevant materials, and any other documents filed by Micron or Lexar with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Micron by contacting Micron Investor Relations, Kipp Bedard, (208) 368-4465. Investors and security holders may obtain free copies of the documents filed with the SEC by Lexar by contacting Lexar Chief Financial Officer, Michael Scarpelli, (510) 580-8730. Investors and security holders of Lexar are urged to read the definitive proxy statement/prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed merger.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit
99.01	Press Release, dated May 31, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXAR MEDIA, INC.
Date: May 31, 2006	By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.01	Press release, dated May 31, 2006